EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fourth Quarter and Fiscal Year Ended September 30, 2014

•	Consolidated Q4 revenue of $43.7 million

•	Consolidated Q4 GAAP net income of $15.5 million, after taking into effect $24.1 million of income tax benefit

•	Consolidated revenue and net income for Fiscal Year 2014 of $174.8 million and $4.9 million, respectively

•	Transaction of Space Photovoltaics segment divestiture completed on December 10, 2014

•	Telecom product line divestiture expected to close in January 2015

•	Anticipate Q1 revenue of $17 to $19 million for the remaining Broadband Fiber Optics business and non-GAAP net loss of approximately $1 to $2 million

ALHAMBRA, California, December 11, 2014 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics market, today announced its financial results for its fourth quarter and fiscal year ended September 30, 2014.

Financial Highlights - Fourth Quarter Ended September 30, 2014

Financial Highlights	For the Three Months Ended
(in thousands)	September 30, 2014			June 30, 2014			September 30, 2013
	Fiber	Solar	Consolidated	Fiber	Solar	Consolidated	Fiber	Solar	Consolidated
Revenue	$28,468	$15,270	$43,738	$26,172	$18,410	$44,582	$22,609	$20,482	$43,091

Gross Profit	$3,147	$3,133	$6,280	$4,288	$5,105	$9,393	$2,613	$2,760	$5,373

Operating (loss) income	$(6,417)	$(2,071)	$(8,488)	$(5,092)	$1,961	$(3,131)	$(6,882)	$(246)	$(7,128)

Financial Statement Highlights for the Fourth Quarter of Fiscal 2014:

•	Consolidated revenue was $43.7 million, representing a 1.9% decrease from the immediate preceding quarter

•	Fiber Optics revenues increased 8.8% to $28.5 million, and Photovoltaics revenue decreased 17.1% to $15.3 million over the immediate preceding quarter

•	Consolidated gross margin was 14.4%, a decrease from the 21.1% gross margin reported in the immediate preceding quarter

•
On a segment basis, Fiber Optics gross margin decreased to 11.1% from the 16.4% gross margin reported in the immediate preceding quarter due to an excess and obsolete inventory reserve of $2.8 million and Photovoltaics gross margin decreased to 20.5% from the 27.7% gross margin reported in the immediate preceding quarter

•	Increase in the SG&A due to expenses associated with the announced divestitures and severance costs

•	Consolidated operating loss was $8.5 million, a $5.4 million increase when compared to the immediate preceding quarter

•
A deferred tax valuation allowance release of $24.1 million was recorded as an income tax benefit during the fourth quarter of 2014. We expect that substantially all of the $24.1 million benefit in deferred tax assets will be used in fiscal year 2015 when income tax expense is recorded in fiscal year 2015 as a result of the sale of the Photovoltaics business

•	Consolidated net income was $15.5 million, an $18.6 million increase when compared to the immediate preceding quarter

•	Consolidated net income per share was $0.50 compared to a net loss per share of $0.10 in the immediate preceding quarter

•	Non-GAAP net loss was $1.2 million, or $0.04 per share, an inprovement of approximately $0.4 million over the immediate preceding quarter

•	Cash and cash equivalents was $20.7 million at the end of the fourth quarter, an increase of $2.5 million when compared to the immediate preceding quarter

Financial Highlights - Fiscal Year Ended September 30, 2014

Financial Highlights	For the Fiscal Years Ended
(in thousands)	September 30, 2014			September 30, 2013
	Fiber	Solar	Consolidated	Fiber	Solar	Consolidated
Revenue	$101,552	$73,226	$174,778	$96,977	$71,170	$168,147

Gross Profit	$11,765	$20,909	$32,674	$9,835	$18,363	$28,198

Operating (loss) income	$(25,400)	$6,292	$(19,108)	$(8,382)	$8,602	$220

Financial Statement Highlights of Fiscal 2014:

•	Consolidated revenue was $174.8 million, representing a 3.9% increase compared to the prior year

•	Fiber Optics revenues increased 4.7% over the prior year to $101.6 million, and Photovoltaics revenue increased 2.9% to $73.2 million compared to the prior year

•	Consolidated gross margin was 18.7%, an increase from the 16.8% gross margin reported in the prior year

•
On a segment basis, Fiber Optics gross margin increased to 11.6% from the 10.1% gross margin reported in the prior year and Photovoltaics gross margin increased to 28.6% from the 25.8% gross margin reported in the prior year

•	Consolidated operating loss was $19.1 million, a $19.3 million decline when compared to the prior year

•
A net deferred tax valuation allowance release of $24.1 million was recorded as an income tax benefit during fiscal year 2014. We expect that substantially all of the $24.1 million benefit in deferred tax assets will be used in fiscal year 2015 when income tax expense is recorded as a result of the sale of the Photovoltaics business

•	Consolidated net income was $4.9 million, a $0.1 million decline when compared to the prior year

•	Consolidated net income per share was $0.16 compared to a net income per share of $0.19 reported in the prior year

•	Non-GAAP net loss was $5.8 million, or $0.19 per share, an improvement of approximately $6.3 million, over the prior year

•	Cash and cash equivalents was $20.7 million at the year end, an increase of $4.6 million when compared to the prior year

Business Outlook
As previously announced, on December 10, 2014, we completed the sale of our Space Photovoltaics business to SolAero Technologies Corp. In addition, we previously announced on October 23, 2014 that we had agreed to sell certain assets and liabilities of our Telecommunications Fiber Optics business to NeoPhotonics Corporation (the “Digital Products Sale”). Following the completion of the Digital Products Sale, we will continue to operate our Broadband Fiber Optics business. The Company currently expects to complete the Digital Products Sale in early January 2015.

On a consolidated basis, we expect revenue for the remaining Broadband Fiber Optics business first quarter ended December 31, 2014 to be in the range of $17 to $19 million and non-GAAP net loss of approximately $1 to $2 million. These amounts do not include any financial amounts associated with the Photovoltaics Business or Digital Products Business for the first quarter. The Company expects that beginning in the quarter ended December 31, 2014, the Broadband business will be the only reporting entity. As a reference, the revenue for the Broadband Fiber Optics business for the quarter ended September 30, 2014 was $14.3 million.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning December 11, 2014 following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics market. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business, which was sold in December 2014, provides products for space power applications including high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We provide a non-GAAP net loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance. This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) the ability to consummate the Digital Products Sale and (i) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”).

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue	$43,738	$44,582	$43,091	$174,778	$168,147
Cost of revenue	37,458	35,189	37,718	142,104	139,949
Gross profit	6,280	9,393	5,373	32,674	28,198
Operating expense (income):
Selling, general, and administrative	10,059	7,843	6,705	32,785	27,419
Research and development	4,809	4,681	5,796	19,097	19,972
Flood-related insurance proceeds	—	—	—	—	(19,000)
Gain on sale of assets	(100)	—	—	(100)	(413)
Total operating expense	14,768	12,524	12,501	51,782	27,978
Operating (loss) income	(8,488)	(3,131)	(7,128)	(19,108)	220
Other income (expense):
Interest expense, net	(145)	(134)	(191)	(522)	(800)
Foreign exchange (loss) gain	(5)	5	95	10	356
Gain on sale of equity interest	—	—	4,800	—	4,800
Gain on sale of investment	—	—	—	307	—
Change in fair value of financial instruments	(5)	110	172	34	515
Other expense	51	—	—	51	17
Total other (expense) income	(104)	(19)	4,876	(120)	4,888
(Loss) income before income tax expense	(8,592)	(3,150)	(2,252)	(19,228)	5,108
Income tax benefit (expense)	24,080	—	—	24,080	(120)
Net income (loss)	$15,488	$(3,150)	$(2,252)	$4,852	$4,988
Per share data:
Net income (loss) per basic share	$0.50	$(0.10)	$(0.08)	$0.16	$0.19
Net income (loss) per diluted share	$0.50	$(0.10)	$(0.08)	$0.16	$0.19
Weighted-average number of basic shares outstanding	30,752	30,656	27,158	30,453	26,531
Weighted-average number of diluted shares outstanding	30,992	30,656	27,158	30,777	26,812

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2014	September 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$20,687	$16,104
Restricted cash	1,482	815
Accounts receivable, net	44,864	41,826
Inventory	26,072	32,115
Deferred income taxes, net	3,908	—
Prepaid expenses and other current assets	6,878	9,437
Total current assets	103,891	100,297
Property, plant, and equipment, net	44,987	49,744
Goodwill	20,384	20,384
Other intangible assets, net	1,142	2,159
Deferred income taxes, net	20,172	—
Other non-current assets, net	766	1,130
Total assets	$191,342	$173,714
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$26,518	$21,706
Accounts payable	22,292	19,643
Deferred gain associated with sale of assets	3,400	—
Warrant liability	122	155
Accrued expenses and other current liabilities	20,645	21,597
Total current liabilities	72,977	63,101
Asset retirement obligations	5,263	5,053
Deferred gain associated with sale of assets	—	3,400
Other long-term liabilities	755	981
Total liabilities	78,995	72,535
Shareholders’ equity:
Common stock	755,368	749,266
Treasury stock	(2,071)	(2,071)
Accumulated other comprehensive income	1,837	1,623
Accumulated deficit	(642,787)	(647,639)
Total shareholders’ equity	112,347	101,179
Total liabilities and shareholders’ equity	$191,342	$173,714

We have provided a reconciliation of our non-GAAP net income (loss) financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
Non-GAAP Net Loss
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income (loss) - US GAAP	$15,488	$(3,150)	$(2,252)	$4,852	$4,988
Adjustments:
Amortization expense	254	254	317	1,017	1,269
Stock-based compensation expense	1,020	1,180	924	4,439	4,209
Income tax (benefit) expense	(24,080)	—	—	(24,080)	120
Asset retirement obligations - accretion expense	53	52	54	210	215
Specific severance and restructuring charges	1,238	179	230	2,229	652
Flood-related insurance proceeds	—	—	—	—	(19,000)
Gain on sale of assets	(100)	—	—	(100)	(338)
Losses on inventory purchase commitments	306	—	—	306	—
Transaction costs	1,782	—	—	1,782	—
Specific E&O charges	2,823	—	—	2,823	—
Specific warranty charges	—	—	—	1,045	1,425
Foreign exchange loss (gain)	5	(5)	(95)	(10)	(356)
Gain on sale of investment	—	—	(4,800)	(307)	(4,800)
Change in fair value of financial instruments	5	(110)	(172)	(34)	(515)
Total adjustments	(16,694)	1,550	(3,542)	(10,680)	(17,119)
Net loss - Non-GAAP	$(1,206)	$(1,600)	$(5,794)	$(5,828)	$(12,131)
Net loss - Non-GAAP per basic share	$(0.04)	$(0.05)	$(0.21)	$(0.19)	$(0.46)
Net loss - Non-GAAP per diluted share	$(0.04)	$(0.05)	$(0.21)	$(0.19)	$(0.46)
Weighted average number of basic shares outstanding	30,752	30,656	27,158	30,453	26,531
Weighted average number of diluted shares outstanding	30,752	30,656	27,158	30,453	26,531

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Fiscal Years Ended
(in thousands)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cost of revenue	$215	$254	$227	$900	$1,143
Selling, general, and administrative	545	607	428	2,372	1,754
Research and development	260	319	269	1,167	1,312
Total stock-based compensation expense	$1,020	$1,180	$924	$4,439	$4,209

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com

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